                                                                    Exhibit 10.1

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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

     THIS MEMBERSHIP  INTEREST PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of August, 2008, by and among NovaStar Financial,
Inc.,  a Maryland  corporation  ("Buyer"),  PipeFire,  LLC,  an Indiana  limited liability company (the "Company"),  each Person that owns any Unit or Membership
Interest (as defined herein) in the Company,  as set forth on Exhibit A (each, a
"Direct  Owner"),  and each Person named on Exhibit A as the Primary  Beneficial
Owner of a Direct Owner (each, a "Primary  Beneficial  Owner").  As used in this
Agreement,  the term  "Seller"  means a Direct  Owner  and its  related  Primary
Beneficial Owner, jointly and severally, and the term "Sellers" means all Direct
Owners and their respective Primary Beneficial Owners, collectively.

                              W I T N E S S E T H :

     WHEREAS,  the Company and the  Subsidiaries (as defined herein) are engaged in the business of providing appraisal  management and related services to third
parties  and  related  software  development   activities   (collectively,   the
"Business");

     WHEREAS, the Sellers are the sole members of the Company,  each holding the
Membership Interest in the Company as set forth on Exhibit A;

     WHEREAS, the Sellers and the Company desire that the Sellers sell to Buyer, and that Buyer purchase and acquire, 75% of the outstanding Units and Membership
Interests in the Company,  on the terms and subject to the  conditions set forth in this Agreement;

     WHEREAS, to give effect to the foregoing,  the Parties desire to enter into this Agreement.

     NOW,  THEREFORE,  in  consideration  of the  foregoing  recitals and mutual promises  made  in  this  Agreement  and  the  representations,  warranties  and covenants contained in this Agreement, and intending to be legally bound by this
Agreement, the Parties agree as follows:

                                   ARTICLE 1
                                THE TRANSACTION

     1.1  Purchase of  Purchased  Interest.  Upon and  pursuant to the terms and conditions of this Agreement,  Buyer hereby  purchases from each of the Sellers, and each of the  Sellers  hereby  sells and  transfers  to  Buyer,  seventy-five percent  (75%) of such  Seller's  Units and  Membership  Interest in the Company
(collectively,  the "Purchased Interest"), for the consideration specified below in  this  Article  1.  The  Purchased  Interest  includes,  without  limitation, seventy-five  percent (75%) of the existing capital account  maintained for each
Seller as of the date hereof, following allocation to the Sellers of all profits and losses for all periods prior to and including the date hereof.

     1.2  Payment of the  Purchase  Price.  The  aggregate  purchase  price (the
"Purchase Price") to be paid for the Purchased Interest will be equal to the sum of the  Initial  Payment  Amount  and, if and when earned and subject to Section
5.4(b),  the Second Payment  Amount,  the Third Payment  Amount,  and the Fourth
Payment Amount  (together,  the "Subsequent  Payment  Amounts"),  which shall be determined and paid as follows:

          (a) Upon  execution  and  delivery  of this  Agreement  by each of the
Parties, Buyer is paying to Sellers, collectively, an initial aggregate purchase price  amount,  in cash, of $750,000 (the  "Initial  Payment  Amount"),  and all
right,  title and  interest of Sellers in and to the  Purchased  Interest  shall transfer to Buyer upon  payment of such amount in  accordance  with Section 1.3.
Immediately  following

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such payment and transfer,  the Units and Membership  Interest in the Company of
each  Seller and the Buyer  shall be as set forth on Exhibit B, and Buyer  shall thereupon be admitted as a Member of the Company,  without further action by any
Person.

          (b) Within thirty (30) days after such time as the  Company's  monthly
Pre-Tax  Income for three (3) calendar  months (each  commencing  after the date hereof)  within a four (4)  consecutive  calendar month period is $0.01 or more,
Buyer shall pay Sellers,  collectively,  an additional  aggregate purchase price amount, in cash, of $350,000 (the "Second Payment  Amount"),  subject to Buyer's rights under Section 5.4(b).

          (c) Within thirty (30) days after such time as the  Company's  monthly
Pre-Tax  Income for three (3) calendar  months (each  commencing  after the date hereof) within a four (4) consecutive calendar month period is $200,000 or more,
Buyer shall pay Sellers,  collectively,  an additional  aggregate purchase price amount,  in cash, of $650,000 (the "Third Payment  Amount"),  subject to Buyer's rights under Section 5.4(b).

          (d) Within thirty (30) days after such time as the  Company's  monthly
Pre-Tax  Income for three (3) calendar  months (each  commencing  after the date hereof) within a four (4) consecutive calendar month period is $400,000 or more,
Buyer shall pay Sellers,  collectively,  an additional  aggregate purchase price amount, in cash, of $2,250,000 (the "Fourth Payment Amount"), subject to Buyer's rights under Section 5.4(b).

          (e) Buyer and Sellers agree that each shall file,  in accordance  with
Section 1060 of the Code, an Asset Allocation  Statement on Form 8594 consistent with the  allocation set forth on Exhibit C hereto with their federal income Tax
Return for each Tax year that includes the date hereof and any date on which any
Subsequent  Payment  Amount  is paid.  Such  allocation  does not  represent  an indication  of the actual or  relative  amount of, and shall not be deemed to be probative  with  respect to, any loss or damages  that may be  sustained  by the
Company,  Buyer or any Seller as a result of the breach of any provision of this
Agreement or of any other agreement executed in connection  herewith,  including but not limited to the provisions of Section 4.4 of this Agreement.

     1.3 Manner of Payment.  The Initial  Payment Amount and, when payable,  the
Subsequent  Payment Amounts  (subject to Section 5.4(b)) shall be paid by Buyer, by check,  to each Seller in the amounts  specified in Exhibit D, subject in the case of Subsequent Payments to Buyer's rights under Section 5.4(b).

     1.4 Capital Accounts and Taxes. Upon payment of the Initial Payment Amount,
Buyer  shall  succeed to  seventy-five  percent  (75%) of the  existing  capital account maintained for each Seller as of the date hereof,  following  allocation to the Sellers of all profits and losses for all periods  prior to and including the date hereof.  Sellers shall remain solely responsible for the payment of all
Taxes for all taxable income  allocated to such Seller's  capital  account under the  Company's  operating  agreement  for all periods prior to and including the date hereof.

     1.5 754 Election.  The Parties  hereby agree that the Company shall make an election  under  Section  754 of  the  Code  with  respect  to  the  transaction contemplated hereby.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                         OF THE SELLERS AND THE COMPANY

     The  Company  and each  Seller  hereby  represent  and  warrant to Buyer as follows:

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     2.1  Organization,  Qualification  and  Power.  The  Company  is a  limited liability  company duly organized,  validly existing under the laws of the State of Indiana. The Company has full power and authority to carry on the Business as currently conducted and to own and use its assets as currently used, except that the Company has not  qualified  to do  business as a foreign  limited  liability company in any jurisdiction. The Company is not in default under or in violation of any provision of its articles of organization  or operating  agreement or any resolution adopted by the managers of the Company.

     2.2 Capitalization.  All of the issued and outstanding Units and Membership
Interests of the Company are duly  authorized,  validly  issued,  fully paid and nonassessable,  and are held of record  and  owned  beneficially  by the  Direct
Owners free and clear of any Taxes or Liens.  The Units and relative  percentage
Membership Interests of each of the Direct Owners are as set forth on Exhibit A.
Each  Direct  Owner is an  Affiliate  of the  Person  named on  Exhibit A as the
Primary  Beneficial  Owner of such Direct  Owner.  There are no  outstanding  or authorized options, warrants,  purchase rights,  subscription rights, conversion rights,  exchange rights or other agreements or commitments that could result in the  issuance  or sale  of,  or  otherwise  cause  to  become  outstanding,  any additional Units,  Membership Interests,  or other ownership,  equity or capital interests of the Company.

     2.3  Ownership.  All of the issued  and  outstanding  Units and  Membership
Interests  of the  Company  that are held of record by a Direct  Owner are owned beneficially  by such Direct  Owner free and clear of any Taxes or Liens,  other than rights and  obligations  under the  operating  agreement of the Company and this Agreement.  There are no outstanding  agreements or commitments  that could require the sale of any of such Units or  Membership  Interests  of the Company.
There are no voting trusts,  proxies or other  agreements or  arrangements  with respect to the voting of such Units or Membership Interests of the Company.

     2.4 Subsidiaries.

          (a) Schedule 2.4 sets forth the name and headquarters  address of each entity in which the Company  directly or  indirectly,  through one or more other entities,  owns an equity interest (each, a "Subsidiary"),  and the jurisdiction in which each such Subsidiary is organized.  Each Subsidiary is a duly organized and  validly  existing  entity  under  the  laws  of  the  jurisdiction  of  its organization.  Each  Subsidiary  has all  requisite  power and authority to own, lease and operate its  properties  and carry on its  business as now  conducted, except that no  Subsidiary  has  qualified  to do business as a foreign  limited liability company in any jurisdiction.

          (b)  All of the  issued  and  outstanding  equity  interests  of  each
Subsidiary are duly authorized,  validly issued,  fully paid and  nonassessable, and are held of  record  and  owned  beneficially  by the  Company  (or  another wholly-owned  Subsidiary of the Company),  free and clear of any Taxes or Liens.
There are no  outstanding  or authorized  options,  warrants,  purchase  rights, subscription rights,  conversion rights,  exchange rights or other agreements or commitments  that could result in the issuance or sale of, or otherwise cause to become outstanding, any additional ownership, equity or capital interests of any
Subsidiary.

          (c) The Company does not own any equity interest in, or otherwise have any  investment  in, any entity,  joint venture or  association,  other than the
Subsidiaries.

     2.5  Authority  and  Enforceability.  The  Company and each Seller has full capacity to execute,  deliver  and  perform  its or his  obligations  under this
Agreement.  The  execution,  delivery and  performance  of this Agreement by the
Company  and by each Direct  Owner have been duly  authorized  by all  necessary limited  liability  company or corporate  action.  This  Agreement has been duly executed and delivered by the Company and each Seller and  constitutes the valid and legally  binding  obligation of the

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Company and each Seller,  enforceable in accordance  with its terms,  subject to bankruptcy, insolvency,  reorganization,  moratorium and similar laws of general application  relating to or affecting  creditors'  rights and to general  equity principles.

     2.6  Noncontravention.  Neither  the  Company nor any Seller is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or Person in order to execute and deliver this Agreement or to perform such its or his obligations hereunder.  Neither the execution  and  delivery of this  Agreement by the Company or any Seller nor the consummation  of the  transactions  contemplated  by this  Agreement  will:  (a)
violate any Law to which the Company,  any  Subsidiary or any Seller is subject;
(b) violate any provision of the articles of organization or operating agreement or other constituent documents of the Company or any Subsidiary; or (c) conflict with,  result  in a  breach  of,  constitute  a  default  under,  result  in the acceleration of, give any Person the right to accelerate,  terminate,  modify or
cancel,   or  require  any  notice  under,  any  agreement,   license,   permit,
authorization,  instrument  or other  arrangement  to  which  the  Company,  any
Subsidiary or any Seller is a party or by which the Company,  any  Subsidiary or any Seller is bound.

     2.7 Financial  Statements.  The books of account and related records of the
Company  correctly,   accurately  and  completely  reflect  all  of  assets  and
Liabilities of the Company and the Subsidiaries on a consolidated  basis, except for such  additional  assets and Liabilities as are disclosed in Schedule 2.9 or any other Schedule to this Agreement. Attached as Schedule 2.7 are the unaudited balance  sheet  and  unaudited  statement  of  income  of the  Company  and  the
Subsidiaries  as of and for the fiscal  year  ended  December  31,  2007 and the unaudited  balance  sheet  and  statement  of  income  of the  Company  and  the
Subsidiaries as of and for the six months ended June 30, 2008 (each a "Financial
Statement"  and  collectively  the  "Financial   Statements").   Each  Financial
Statement:  (x) has been prepared based on, and in accordance with, the books of account and related  records of the Company,  and (y) correctly,  accurately and completely  presents the financial  condition,  financial  position,  results of operations,  assets and Liabilities of the Company and the  Subsidiaries for the
periods covered.

     2.8 Absence of Changes. Except as disclosed on Schedule 2.8, since June 30,
2008, the Company has not made any distributions or other payments to Sellers in respect of their Membership Interests and has not made any other payments to any
Seller  or any  Affiliate  of a Seller  other  than in the  ordinary  course  of business  consistent  with past practice.  Since December 31, 2007, the Business has been operated in the ordinary  course  consistent  with past  practice,  and there has been no event or  occurrence  which has caused or could  reasonably be expected to cause a Material Adverse Effect.  Since December 31, 2007, except as disclosed in Schedule 2.8, there has not been:

          (a) any sale, lease, transfer,  assignment or other disposition by the
Company or any Subsidiary of any of its assets or properties other than for fair consideration in the ordinary course of business  consistent with past practice, or any  disposition  or  loss of use by the  Company  or any  Subsidiary  of any
Intellectual Property;

          (b) any agreement,  lease,  license or other arrangement (or series of related agreements,  leases, licenses or other arrangements) entered into by the
Company  or any  Subsidiary  other  than  in the  ordinary  course  of  business consistent with past practice;

          (c) any acceleration, termination, modification or cancellation by any
Person  (including  the  Company or any  Subsidiary)  of any  agreement,  lease, license or other arrangement to which the Company or any Subsidiary is a party;

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          (d) any note, bond or other debt security  issued or any  indebtedness for borrowed money or capitalized lease obligation created, incurred, assumed or guaranteed  by the  Company  or any  Subsidiary,  other than  guarantees  by the
Company of obligations of one or more of the Subsidiaries;

          (e) any  cancellation,  compromise,  waiver or release of any right or claim by the Company or any Subsidiary;

          (f) any  increase  in the  compensation  of, or any  payment  of bonus compensation to, any of the members,  officers or employees of the Company or of any Subsidiary;  any adoption of, amendment or modification to or termination of any Employee  Benefit Plan or other plan,  agreement,  commitment or arrangement for the benefit of any of the directors, officers or employees of the Company or of any  Subsidiary;  or any other change by the Company or any Subsidiary in the employment terms for any of their respective directors, officers or employees;

          (g) any change by the  Company  or any  Subsidiary  in its  accounting methods, principles or practices;

          (h) any tax  election  by the  Company or any  Subsidiary  outside the ordinary course of business or inconsistent with past practice; or

          (i) any occurrence, event, incident, action, failure to take action or transaction  involving  the  Company  or  any  Subsidiary  that  has  had  or is reasonably likely to have a Material Adverse Effect.

     2.9 Undisclosed  Liabilities.  Except as set forth on Schedule 2.9, neither the Company nor any Subsidiary has any  Liability,  except for: (a)  Liabilities set  forth  in the  June  30,  2008  balance  sheet  included  in the  Financial
Statements;  and (b)  Liabilities  incurred  since June 30, 2008 in the ordinary course of business  consistent  in nature with those  reflected in the Financial
Statements.

     2.10  Claims.  There  are  no  actions,   suits,   proceedings,   hearings,
investigations,  charges, complaints,  claims or demands of any kind pending or, to the Knowledge of the Sellers,  threatened against or affecting the Company or any Subsidiary  and, to the Knowledge of Sellers,  there is no reasonable  basis for any of the foregoing.  There are no actions, suits,  proceedings,  hearings, investigations,  charges, complaints,  claims or demands of any kind pending or, to the Knowledge of the Sellers, threatened against or affecting any Seller that would be reasonably  likely to affect the Company,  any Subsidiary or any aspect of the Business,  and, to the Knowledge of Sellers, there is no reasonable basis for any of the foregoing.

     2.11  Legal  Compliance.  Except  for  failure  by  the  Company  and  each
Subsidiary to qualify to do business as a foreign limited  liability  company in any jurisdiction,  and except as disclosed on Schedule 2.11: (a) the Company and each Subsidiary has complied and is currently in compliance with each applicable
Law;  and (b) the Company  and each  Subsidiary  has  obtained  all  franchises, approvals, permits, licenses, orders, registrations,  certificates, variances or similar rights required to conduct the Business or maintain its assets, and such franchises,  approvals, permits, licenses, orders, registrations,  certificates, variances or similar  rights are current and have not been  revoked,  suspended, canceled or terminated,  nor has notice been given of any threatened revocation, suspension, cancellation, termination or non-renewal.

     2.12 Title to Assets.  The Company or a Subsidiary  has good and marketable title to the assets identified as the Company's or such  Subsidiary's  assets in the  Financial  Statements,  free  and  clear of all  Liens.  The  Company  or a
Subsidiary has a valid  leasehold  interest in, or license or other  contractual right to use,  all other  assets used by the Company or such  Subsidiary  in the conduct of the Business.

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     2.13 Real Property.  Neither the Company nor any Subsidiary currently owns, and none of them has ever owned,  any real  property.  Schedule  2.13 lists each lease of real  property to which the Company or any  Subsidiary is a party or by which any of them is bound.  Correct  and  complete  copies of such  leases,  as amended to date, have been provided to Buyer. Each such lease is valid, binding, enforceable  and in full force and  effect,  and  neither  the  Company  nor any
Subsidiary  nor, to the Knowledge of Sellers,  any other party, is in default of any material obligation under any such lease.

     2.14  Intellectual  Property.  The Company or a Subsidiary  owns all right, title and interest in and to (free and clear of all Liens),  or has the right to use  pursuant  to a valid and  enforceable  license,  sublicense,  agreement  or permission,  all Intellectual  Property used in or necessary to the operation of the  Business.  Neither the  Company nor any  Subsidiary  has  interfered  with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of any other Person,  and neither the Company nor any Subsidiary has ever received  any  charge,  complaint,  claim,  demand or notice  alleging  any such interference,  infringement,  misappropriation or violation. To the Knowledge of
Sellers, no other Person has interfered with, infringed upon, misappropriated or otherwise conflicted with any Intellectual  Property rights of the Company or of any Subsidiary.

     2.15 Contracts.

          (a) Neither the Company nor any  Subsidiary  is a party to or bound by any  agreement  that  purports  to  restrict  the  freedom of the Company or any
Subsidiary to engage in any line of business or to compete with any person.

          (b) The Company has  delivered to Buyer a correct and complete copy of each  written  Material  Contract,  as  amended to date,  and a written  summary setting  forth the terms and  conditions of each oral  Material  Contract.  With respect to each Material  Contract:  (i) the Material Contract is legal,  valid, binding and enforceable and in full force and effect; (ii) the Material Contract will continue to be legal,  valid,  binding,  enforceable  and in full force and effect  on  identical  terms  following  the  consummation  of the  transactions contemplated by this Agreement;  (iii) no party is in breach or default,  and no event has occurred which with notice or lapse of time would  constitute a breach or default,  or permit  termination,  modification  or  acceleration,  under the
Material  Contract;  and (iv) no Person  has  repudiated  any  provision  of the
Material Contract. As used herein, the term "Material Contract" means:

               (i) any  agreement  (or  group  of  related  agreements)  for the purchase,  sale, lease or license of goods or services that is reasonably likely to  involve  payments  to or by the  Company  or any  Subsidiary  in  excess  of
$10,000.00;

               (ii) any  agreement  concerning a  partnership,  joint venture or other business arrangement with any Person;

               (iii) any agreement (or group of related  agreements) under which
(A) any indebtedness for borrowed money or capitalized lease obligation has been created,  incurred,  assumed or guaranteed,  or (B) any Lien has been granted or imposed on any assets or properties of the Company or of any Subsidiary;

               (iv) any license, sublicense, agreement or permission pursuant to which an item of Intellectual Property is used;

               (v) any agreement under which a default  (whether by the Company, a  Subsidiary,  or any third  party)  would  reasonably  be  expected  to have a
Material Adverse Effect; and

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               (vi) any  agreement for the provision of goods or services by the
Company or any Subsidiary outside the ordinary course of business.

     2.16 Employment Matters.

          (a) Set forth on Schedule  2.16(a) is a complete and accurate  list of the following information for each employee of the Company or of any Subsidiary, including each employee on leave of absence or layoff  status:  name, job title, date of hire (or if different,  date of  commencement  of  employment),  current compensation  paid or payable and any change in compensation  during the last 12 months.

          (b) All employees of the Company or of any  Subsidiary are employed on an at-will  basis and,  except as set forth on  Schedule  2.16(b),  neither  the
Company  nor any  Subsidiary  is a party to or bound by any  agreement  with any person  relating  to  employment,  including  but not  limited to any  agreement specifying  a  length  of  employment,  base or  bonus  compensation,  severance benefits, or other terms of employment.

          (c)  Neither  the  Company  nor any  Subsidiary  has  any  outstanding obligations to any former employee.

          (d) The execution, delivery and performance of this Agreement will not trigger any severance, bonus or other payment obligations to any employee of the
Company or of any  Subsidiary  under any  contract,  Employee  Benefit  Plan, or otherwise,  except for payment of the Purchase Price  hereunder to employees who are also Sellers.

          (e) Neither the Company nor any  Subsidiary  is a party to or bound by any  collective  bargaining  agreement,  and none of them have  experienced  any strikes,  grievances,  claims  of unfair  labor  practices  or other  collective bargaining  disputes.  Neither the Company nor any  Subsidiary has committed any unfair  labor  practice.  There are no  complaints  against  the  Company or any
Subsidiary  pending or threatened before the National Labor Relations Board, any similar  state,  or  local  labor  agencies,  or  before  the  Equal  Employment
Commission or any similar state or local agency, by or on behalf of any employee or former employee of the Company or of any Subsidiary.

          (f)  Except as  disclosed  on  Schedule  2.16(f),  the  Company,  each
Subsidiary,  and PipeFire  Management LLC has complied with all Laws relating to employment.

     2.17 Employee Benefits.

          (a) Set forth on  Schedule  2.17 is a true and  complete  list of each retirement,  pension,  profit sharing,  deferred  compensation,  stock purchase, stock option, incentive, bonus, severance,  retirement,  health, welfare, fringe benefit, or other plan,  contract,  commitment or arrangement for the benefit of the current or former  directors,  officers or  employees  of the  Company,  any
Subsidiary,  or PipeFire Management LLC, or any of their respective  dependents, survivors or beneficiaries,  that is sponsored,  maintained or contributed to by the Company,  any  Subsidiary,  or PipeFire  Management  LLC, or with respect to which the  Company,  any  Subsidiary,  or  PipeFire  Management  LLC could incur
Liability  under ERISA or the Code (each,  an  "Employee  Benefit  Plan").  Each
Employee Benefit Plan complies in form and in operation in all material respects with the  applicable  requirements  of any Law,  including  ERISA,  Consolidated
Omnibus Budget  Reconciliation Act of 1985, as amended, and the Code. No payment pursuant  to any  Employee  Benefit  Plan that is owed or may  become due to any officer, director or agent of the Company or any employee will be non-deductible to the Company or subject to any Taxes under Sections 280G or 4999 of the Code.

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          (b) The Company has delivered to Buyer correct,  accurate and complete copies of: (i) all documents  evidencing each of the Employee  Benefit Plans, as amended,  including the plan document and summary plan  description (or correct, accurate and complete  written  summaries of the Employee  Benefit  Plans to the extent not evidenced by such documents);  (ii) all documents  evidencing  trusts relating  to the  Employee  Benefit  Plans,  as  amended;  (iii)  all  documents evidencing any agreements or arrangements with service providers relating to the
Employee Benefit Plans (or correct,  accurate and complete written  summaries of such service provider  agreements or arrangements);  (iv) where applicable,  the last filed Form 5500 or 5500 C with respect to each the Employee  Benefit  Plan;
(v) if applicable,  the audit report of each the Employee Benefit Plan; and (vi)
all schedules and exhibits to all such documents listed in subsections  (i)-(v).
All Forms 5500 or 5500 C required to be filed for any Employee Benefit Plan have been timely filed.

          (c) Each  Employee  Benefit  Plan that is  intended  to qualify  under
Sections  401(a) or 501(a) of the Code has  received a  favorable  determination letter or, if  applicable,  is relying on a  favorable  determination  letter or similar letter  received by the prototype  plan sponsor,  and the related trusts have been determined to be exempt from taxation.  Nothing has occurred since the
date  of  such   determination   letter  that  would  cause  the  loss  of  such
qualification or exemption,  and no assessment of any Taxes has been made or, to the Knowledge of the Sellers, is threatened against the Company, any Subsidiary,
PipeFire Management LLC or any related trust of any Employee Benefit Plan on the basis of a failure of such  qualification or exemption.  The consummation of the transactions  contemplated  by this  Agreement  shall not result in the payment, vesting or acceleration of any benefit under any Employee Benefit Plan.

          (d) No  Employee  Benefit  Plan is  subject  to Title IV of ERISA or a
"multiemployer plan" within the meaning set forth in Section 3(37) of ERISA.

          (e) No Employee  Benefit  Plan that is an  "employee  welfare  benefit plan" within the meaning set forth in Section 3(1) of ERISA provides or promises post retirement  health or life benefits to current employees or retirees of the
Company or of any Subsidiary  beyond their retirement date or other  termination of service, except as required by applicable Law.

          (f) All contributions and premiums which are due under the terms of or in respect of each Employee  Benefit Plan have been made or paid by the due date thereof.

          (g) With respect to the Employee Benefit Plans, no event has occurred, and there exists no condition or set of circumstances,  in connection with which the Company, any Subsidiary,  or PipeFire Management LLC could be subject to any
Liability  (other than for routine  claims for benefits in the ordinary  course)
under the terms of the  Employee  Benefit  Plans,  ERISA,  the Code or any other applicable  Law. To the Knowledge of the Sellers,  none of the Employee  Benefit
Plans are under  investigation  or audit by the Internal  Revenue Service or the
U.S.  Department of Labor. No legal action,  suit or claim is pending or, to the
Knowledge of the Sellers,  threatened, with respect to any Employee Benefit Plan
(other than  routine  claims for  benefits in the  ordinary  course) and no fact exists which could reasonably be expected to give rise to any such action,  suit or claim.

          (h) No  "prohibited  transaction,"  as such term is defined in Section
406 of ERISA or  Section  4975 of the Code,  has  occurred  with  respect to any
Employee Benefit Plan.

     2.18 Insurance.

          (a) The Company has delivered to Buyer accurate and complete copies of all policies of insurance,  including insurance providing benefits for employees
(and correspondence relating to coverage thereunder),  providing coverage to the
Company or any  Subsidiary.  All policies of insurance

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that  provide  coverage  to  the  Company  or any  Subsidiary:  (i)  are  valid, outstanding  and  enforceable,  and no party  thereto is in  default,  breach or violation of any  obligations  or conditions  thereunder;  (ii) are issued by an insurer that is financially  sound; and (iii) taken together,  provide insurance coverage in scope and amount customary and reasonable for the Business.

          (b)  Neither  the  Company nor any  Subsidiary  has  received  (i) any refusal  of  coverage  or any  notice  that a  defense  will  be  afforded  with reservation of rights,  or (ii) any notice of  cancellation  or non-renewal  any other  indication  that any  policy of  insurance  is no longer in full force or effect or that the issuer of any policy of  insurance  is not willing or able to perform its obligations thereunder.

     2.19 Taxes.

          (a) The Company and each Subsidiary has: (i) timely and duly filed all
Tax returns  that the Company or such  Subsidiary  is required to file (the "Tax
Returns"),  each of which was accurate  and  complete in all material  respects;
(ii) timely paid all Taxes that have become due and payable,  except such as are being contested in good faith by appropriate proceedings (to the extent that any such  proceedings  are  required)  and with  respect  to which  the  Company  is maintaining  reserves or accruals in its Financial Statements in an amount equal to the Taxes being  contested;  (iii)  withheld or collected  all Taxes that the
Company or such  Subsidiary  was  required to  withhold  or collect,  and to the extent required, paid such Taxes to the proper Governmental Authority;  and (iv)
maintained  accruals and reserves in its Financial  Statements  which are in all respects adequate to cover all Liabilities of the Company and any Subsidiary for
Taxes.

          (b) No claim has been made by Governmental Authority in a jurisdiction where the Company does not file Tax Returns  that the Company or any  Subsidiary is or may be subject to taxation in that jurisdiction.  The failure prior to the date  hereof by the  Company or any  Subsidiary  to qualify to do  business as a foreign limited  liability company in any jurisdiction will not give rise to any liability for Taxes for any period prior to the date hereof.

          (c) No extension of time has been requested or granted with respect to the  filing  of any  Tax  Returns.  No Tax  Return  has  ever  been  audited  by
Governmental  Authority  and there are no pending  or, to the  Knowledge  of the
Sellers,  threatened,  actions, suits,  proceedings,  disputes,  investigations, audits,  charges,  claims or  demands of any kind  relating  to Taxes or any Tax
Returns  of the  Company  or of any  Subsidiary.  Neither  the  Company  nor any
Subsidiary  has granted or been  requested to grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          (d) There is no tax sharing agreement,  tax allocation agreement,  tax indemnity  obligation or similar  written or unwritten  agreement,  arrangement, understanding  or  practice  with  respect to Taxes to which the  Company or any
Subsidiary is a party of by which any of them is bound.

     2.20 Related Party  Transactions.  Except as set forth on Schedule 2.20, no
Seller, nor any Affiliate of a Seller, nor any employee,  director,  officer, or other representative of the Company or of any Subsidiary,  nor any family member of any of the  foregoing,  nor any  entity in which any of the  foregoing  has a
financial   interest   (other  than  passive   investments  in  publicly  traded
securities):  (a) is a party to any  agreement or other form of  transaction  or arrangement  with the  Company  or any  Subsidiary  (other  than  the  Company's operating agreement,  and other than employment  arrangements that are otherwise disclosed under this Agreement),  including, but not limited to, any loan or any lease or license of any property or assets;  (b) has an interest in any property or assets used by or in connection  with any aspect of

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the  Business;  or (c)  is  engaged  in  competition  with  the  Company  or any
Subsidiary  with respect to any of the products or services of the Company or of any Subsidiary in any market.

     2.21 Other  Interests.  Except as set forth on Schedule 2.21, no Seller nor any Affiliate of a Seller is an employee,  manager, director,  officer, or other representative of, or holds a financial interest (other than passive investments in publicly traded securities) in, any Person engaged in any business related to the arranging,  brokering,  funding, closing, refinancing, or buying and selling of  residential  or commercial  real estate or  residential  or commercial  real estate loans,  including but not limited to any real estate agency or brokerage, mortgage broker or lender, title insurer, real estate appraisal company, closing services  provider,  or manager of any of the foregoing.  The foregoing does not apply to investments by a Seller or an Affiliate of a Seller in real estate,  or in Persons  that invest in real estate,  in each case for such  Seller's (or its
Affiliate's) own account.

     2.22 Brokers.  No finder,  broker,  agent, or other intermediary  acting on behalf of the Company or any  Subsidiary  or Seller or  Affiliate of a Seller is
entitled to a commission,  fee, or other  compensation  in  connection  with the negotiation  or  consummation  of  this  Agreement  or any  of the  transactions contemplated hereby.

     2.23 Full Disclosure.  No representation,  warranty,  covenant or agreement made by the  Company or the  Sellers in this  Agreement  or in the  exhibits  or schedules hereto contains any false or misleading  statement of a material fact, or omits any material fact  required to be stated  therein or necessary in order to make the statements therein not false or misleading.

     2.24  No  Other  Representations  or  Warranties.  In  entering  into  this
Agreement,  each of the parties acknowledges that except for the representations and  warranties  made by the parties in this  Agreement  and in the exhibits and schedules  hereto,  no party nor any of their  respective  directors,  officers, employees,  agents or  representatives,  makes or has made any representation or warranty,  either  express  or  implied  to any  other  party or to any of their
respective   Affiliates,    directors,    officers,    employees,    agents   or
representatives.

     2.25  Cross  Disclosure.  If Sellers or  Company  make  disclosure  under a
Schedule to this Agreement,  the parties shall deem that disclosure made in each instance where it would be required under this Article 2, to the extent that the relevance of such disclosure to such other instances is reasonably apparent from such disclosure.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer  hereby  represents  and  warrants  to the Company and the Sellers as follows:

     3.1  Organization  and Good Standing.  Buyer is a corporation  duly formed, validly existing and in good standing under the laws of the State of Maryland.

     3.2  Authority  and  Enforceability.  Buyer has full power and authority to execute,  deliver and perform this  Agreement,  and the execution,  delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate  action.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding  obligation of Buyer,  enforceable in accordance with its terms.  Buyer is not required to give any notice to, make any  filing  with or  obtain  any  authorization,  consent  or  approval  of any
Governmental  Authority  or Person in order for the  parties to  consummate  the transactions contemplated by this Agreement.

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     3.3 Noncontravention.  Neither the execution or delivery of this Agreement, nor the consummation of the transactions  contemplated by this Agreement,  will:
(a) violate any Law to which Buyer is subject;  (b) violate any provision of the certificate of incorporation or bylaws of Buyer or any resolution adopted by the board of directors or shareholders  of Buyer; or (c) conflict with,  result in a breach of,  constitute a default under,  result in the acceleration of, give any
Person the right to  accelerate,  terminate,  modify or cancel,  or require  any notice under, any material agreement, license, permit, authorization, instrument or other  arrangement to which Buyer is a party or by which Buyer is bound or to which its assets are subject (or result in the  imposition  of any Lien upon any of its assets).

     3.4 Brokers.  No finder,  broker,  agent, or other  intermediary  acting on behalf of Buyer is  entitled to a  commission,  fee,  or other  compensation  in connection  with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

     3.5 Investment; Securities Laws.

          (a) Buyer  represents  that Buyer is acquiring the Purchased  Interest for its own account, not as nominee or agent for any other Person and not with a view to the resale or distribution of any part thereof within the meaning of the
Securities Act or any applicable blue sky or state securities law, and Buyer has no present  intention of selling or granting any  participation  in or otherwise distributing all or a portion of the same,  except as expressly  provided in the
Amended Operating Agreement.

          (b) Buyer represents that it understands  that the Purchased  Interest has not been and will not be registered  under the  Securities  Act or under any applicable blue sky or state  securities  laws, and that the Purchased  Interest must  be  held  indefinitely  unless  the  Purchased  Interest  is  subsequently registered  under  the  Securities  Act and all  applicable  blue  sky or  state securities laws or an exemption from such registration is available.

                                   ARTICLE 4
                              ADDITIONAL AGREEMENTS

     4.1 Amendment of  Constituent  Documents.  Effective upon the execution and delivery of this Agreement by each Party:

          (a) The  Company's  Articles of  Organization  are hereby  amended and restated  in their  entirety  in the form  attached  hereto  as  Exhibit  E (the
"Amended  Articles"),  and the Company shall execute the Amended Articles,  file such Amended  Articles with the Secretary of State of the State of Indiana,  and otherwise take all actions necessary to give effect thereto.

          (b) The Company's  operating  agreement is hereby amended and restated
in its entirety in the form attached hereto as Exhibit F (the "Amended Operating
Agreement"),  and the Company,  each Seller and Buyer shall  execute and deliver the same and otherwise take all actions necessary to give effect thereto.

     4.2  Additional  Agreements.  Effective  upon the execution and delivery of this  Agreement  by each  Party,  the  Company is  entering  into an  employment agreement with each Primary  Beneficial Owner and with Steve Haslam, in the form attached  hereto as  Exhibits  G-1  through  G-8,  and Buyer and the Company are entering  into a  Revolving  Credit  Agreement  in the form  attached  hereto as
Exhibit H and an Administrative  Services  Agreement in the form attached hereto as Exhibit I. Buyer, the Company and each Seller,  in all capacities  (including as Members of the Company) hereby authorize and approve the execution,  delivery and performance by the Company of each of the foregoing.

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     4.3 Intellectual Property Transfers.  Each Seller hereby irrevocably sells, grants,  conveys,  assigns and delivers  unto the Company,  its  successors  and assigns, all of such Seller's right, title and interest (if any), throughout the world, in and to the Inventions,  all prior and derivative works relating to the
Inventions, all actions and causes of action relating to the Inventions, and all profits,  damages,  penalties  and  other  recoveries  related  to  any  of  the foregoing.  As used herein,  the term "Inventions" means any and all inventions, technological innovations,  modifications,  discoveries,  designs, developments,
improvements,   processes,   programs,  formulas,  data,  techniques,   methods,
know-how,  ideas, creations,  secrets and any other intellectual property rights whatsoever  including  any and  all  interests  (whether  or not  patentable  or registrable  under  copyright  or  similar  statutes  or  subject  to  analogous protection)  and  improvements  to all such  properties that such Seller (either alone or with  others)  has made,  conceived,  discovered,  created,  developed, invented, produced, reduced to practice or possesses that, in case of any of the foregoing,  relate to or are used in connection  with the Business or any of the products or  services  being  developed,  provided or sold by the Company or any
Subsidiary.  Each Seller  covenants  that,  when  requested,  such Seller  will, without  charge  to  the  Company,  its  successors  and  assigns,  but  without out-of-pocket  expense of such Seller,  execute all  documents and take all such further  actions as may be  reasonably  necessary,  desirable or  convenient  to enable the  Company  and its  successors  and  assigns to obtain,  maintain  and enforce,  in any  and  all  countries,  its  intellectual  property  rights  and interests in the matters herein assigned to the Company.

     4.4 Noncompetition and Nonsolicitation.

          (a) In partial  consideration of Buyer's payment of the Purchase Price to  Sellers  and  the  consummation  of the  transactions  contemplated  by this
Agreement,  and  without in any way  limiting  any other  agreement  between any
Person and the  Company or any of its  Affiliates,  each Seller  hereby  agrees, subject to Section  4.4(b)  hereof,  that such Seller shall not, for a period of five (5) years after the date of this Agreement,  directly or indirectly  (other than through and for the benefit of the Company and its Subsidiaries):

               (i) engage, anywhere in the United States, in the Business (other than passive investments in publicly traded securities)  individually or through any Person; provided, however, that the foregoing shall not prohibit any Seller,
other  than  the  Majority   Seller,   from   performing   (but  not  procuring,
coordinating, or otherwise managing) appraisals as a licensed appraiser;

               (ii) solicit,  for any Seller or any other Person,  business from any  customers,  clients or  accounts of the  Company or of any  Subsidiary,  or encourage, in any way or for any reason, any customer,  client or account of the
Business, to sever or alter the relationship of such customer, client or account with the Business; or

               (iii) solicit, employ, retain as a consultant,  interfere with or attempt to entice away from the Company or any  Subsidiary  any  employee of the
Company or of any Subsidiary, during such employment and for a period of six (6)
months thereafter.

          (b)  Notwithstanding  the  foregoing,   the  parties  agree  that  the
restrictions  set forth in clauses (i) and (ii) of Section 4.4(a) shall cease to be applicable  to a Seller,  other than the Majority  Seller,  upon the later to occur of: (i) the  termination of such Seller's  employment with the Company and its Subsidiaries and of any right to severance  compensation from the Company or any of its  Subsidiaries,  and (ii) the date on which the Company  acquires such
Seller's entire equity interest in the Company or such Seller otherwise disposes of such Seller's entire equity interest in the Company pursuant to a transaction permitted by the Amended Operating Agreement;  provided,  however,  that if such
Seller's  employment  with the Company is  terminated  either by the Company for
"cause" or by such Seller  without  "good  reason" (as such terms are defined in the employment  agreement between the Company and such Seller),

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the  restrictions  set forth in clauses (i) and (ii) of Section 4.4(a) shall not cease to be applicable to such Seller prior to the first anniversary of the date of such termination of employment.

          (c) The  Parties  acknowledge  and agree that the  provisions  of this
Section 4.4 are an essential part of the agreed upon exchange of  consideration, and that the geographic boundaries, scope of prohibited activities, and the time duration of the provisions of this Section 4.4 are reasonable and are no broader than are necessary to protect the  legitimate  business  interests of Buyer.  In furtherance  of, and not in derogation of the provisions of this Section 4.4, if any  provision  contained in this Section 4.4 is held by any court or arbitrator of competent  jurisdiction to be  unenforceable  because of the duration of such provision,  the  geographic  area  covered  thereby or  otherwise,  the court or arbitrator  making  such  determination  shall  have the power to, and is hereby directed by the  Parties to,  reduce the  duration  or  geographic  area of such provision or otherwise  modify such  provision,  and, in its reduced or modified form, such provision shall be enforceable.  If any provision of this Section 4.4 should  be  held  invalid,  illegal  or  unenforceable  in  any  respect  in any jurisdiction,  then,  to the  fullest  extent  permitted  by law,  (i) all other provisions  of this  Section  4.4 shall  remain in full force and effect in such jurisdiction  and shall be construed in order to carry out the intentions of the
Parties as nearly as may be possible,  and (ii) such  invalidity,  illegality or unenforceability  shall not affect the validity,  legality or  enforceability of such provision in any other jurisdiction.

     4.5  Further  Assurances.  In case at any time  after the date  hereof  any further  action is  necessary  or  desirable  to carry out the  purposes of this
Agreement,  each of the Parties shall take such further  action  (including  the execution and delivery of such further  instruments  and documents) as any other
Party reasonably may request, all at the sole cost and expense of the requesting
Party (unless the requesting Party is entitled to indemnification therefor under
Article 5).

                                   ARTICLE 5
                                INDEMNIFICATION

     5.1 Indemnification Obligations.

          (a) The Company and the Sellers shall jointly and severally  indemnify
Buyer and hold Buyer harmless from and against any and all Adverse  Consequences arising  out of or  resulting  from (A) any  misrepresentation  or breach of any representation,  warranty,  covenant  or  agreement  made by the  Company or any
Sellers in this Agreement or in any statement, certificate,  instrument or other document or item  furnished  or delivered or to be furnished or delivered by the
Company or any Seller to Buyer in connection with the transactions  contemplated by this  Agreement,  and (B) any  failure  by the  Company,  any  Subsidiary  or
PipeFire Management LLC to maintain workers compensation insurance in accordance with  applicable  law.  Notwithstanding  the  foregoing:  (i) Buyer shall not be entitled to  indemnification  under this  Section  (other than with respect to a breach of Section  4.4)  unless the  aggregate  monetary  amount of all  Adverse
Consequences for which Buyer would, in the absence of this sentence, be entitled to receive indemnification under this Section exceeds an amount equal to $10,000
(the "Threshold"),  and then Buyer shall be entitled to indemnification for only such  amounts  that,  in the  aggregate,  exceed  the  Threshold;  and  (ii) the aggregate indemnification obligations of Sellers collectively under this Article
5 (other  than  with  respect  to a breach of  Section  4.4)  shall  not  exceed one-hundred percent (100%) of the Purchase Price.

          (b) Buyer  shall  indemnify  the  Company and each Seller and hold the
Company  and  each  Seller  harmless  from  and  against  any  and  all  Adverse
Consequences arising out of or resulting from any misrepresentation or breach of any  representation,  warranty,  covenant  or  agreement  made by  Buyer in this
Agreement or in any statement, certificate, instrument or other document or item furnished  or  delivered or to be furnished or delivered by Buyer to the Company or  any  Seller  in  connection  with  the

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transactions  contemplated  by this  Agreement.  Notwithstanding  the foregoing, except with respect to a failure to pay any Subsequent  Payment Amount:  (i) the
Company and Sellers shall not be entitled to indemnification  under this Section unless the aggregate  monetary amount of all Adverse  Consequences for which the
Company  and Sellers  would,  in the  absence of this  sentence,  be entitled to receive  indemnification under this Section exceeds the Threshold,  and then the
Company and Sellers shall be entitled to  indemnification  for only such amounts
that,  in  the  aggregate,   exceed  the  Threshold;   and  (ii)  the  aggregate
indemnification  obligations  of Buyer  under  this  Article 5 shall not  exceed one-hundred percent (100%) of the Purchase Price.

     5.2 Limitation on Liability of Individual Sellers; Security Interest.

          (a) Any liability of a Direct Owner and its related Primary Beneficial
Owner  shall be joint and  several.  Any  liability  of the  Sellers  under this
Article 5 shall otherwise be several but not joint,  and shall be apportioned to the  Sellers  on a pro  rata  basis  according  to their  respective  Membership
Interests immediately prior to the transactions  contemplated by this Agreement, as set forth in Exhibit C; provided,  however, that the Majority Seller shall be jointly and severally  liable for all liabilities of the Company and the Sellers hereunder.

          (b) Each Seller  hereby  pledges and grants to Buyer a first  priority perfected security interest in the Units and Membership Interests of such Seller and all distributions thereon and proceeds thereof, to secure the obligations of such Seller hereunder.  Without limiting any other rights, in the event that any
Seller fails to pay to Buyer,  when due, the amount of any Claim  hereunder that such Seller is obligated to pay to Buyer,  the Company  hereby  agrees to pay to
Buyer,  any and all  distributions  that otherwise would be made with respect to such Units and Membership Interests to such Seller, and to otherwise comply with written  instructions of Buyer without further consent of any Person, until such liability to Buyer is satisfied in full.  Each Seller and the Company shall take such  actions and deliver such further  instruments  and  documents as Buyer may from time to time request to perfect and  otherwise  give effect to the security interest granted hereby.

     5.3 Indemnification Procedures.

          (a) All representations and warranties  contained in this Agreement or any statement, certificate, instrument or other document or item delivered or to be delivered  pursuant to this Agreement or in connection with the  transactions
contemplated   by  this  Agreement   shall  survive  the   consummation  of  the
transactions contemplated by this Agreement.

          (b) A Party  seeking  indemnification  pursuant to this  Article 5 (an
"Indemnified   Party")   shall   give   notice  to  the  Party  from  whom  such
indemnification is sought (the  "Indemnifying  Party") of any claim for which it is seeking indemnity under this Article 5 (a "Claim"),  but failure to give such notice  shall not  relieve the  Indemnifying  Party of any  Liability  hereunder
(except to the extent that the Indemnifying  Party has suffered actual prejudice thereby).

          (c)  An  Indemnifying   Party  will  have  the  right  to  defend  the
 Indemnified  Party  against  any third  party  Claim with  counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying
Party notifies the Indemnified  Party, in writing,  that the Indemnifying  Party will defend the  Indemnified  Party against the Claim,  (ii) the Claim  involves only monetary damages and does not seek an injunction or other equitable relief,
(iii) the  Indemnifying  Party confirms in writing that such Claim is subject to indemnification  by  the  Indemnifying  Party  hereunder,  and  provides  to the
Indemnified  Party  reasonable  assurances that the  Indemnifying  Party has the financial ability to satisfy the Claim, and (iv) the Indemnifying Party conducts the defense of the Claim in a diligent manner.

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          (d) So long as the Indemnifying Party is conducting the defense of the
Claim in accordance  with Section 6.2(c),  (i) the Indemnified  Party may retain separate  co-counsel at its sole cost and expense and participate in the defense of the Claim,  (ii) the  Indemnified  Party will not consent to the entry of any judgment  or enter into any  settlement  with  respect to the Claim  without the prior  written  consent of the  Indemnifying  Party (which  consent shall not be withheld or delayed  unreasonably),  and (iii) the  Indemnifying  Party will not consent to the entry of any judgment or enter into any  settlement  with respect to the Claim without the prior written consent of the  Indemnified  Party (which consent shall not be withheld or delayed unreasonably).

          (e) In the event any of the  conditions set forth in Section 6.2(c) is or  becomes  unsatisfied,  (i) the  Indemnified  Party may defend  against,  and consent to the entry of any judgment or enter into any  settlement  with respect to the Claim (and the  Indemnified  Party need not consult  with,  or obtain any consent  from,  the  Indemnifying  Party),  (ii)  the  Indemnifying  Party  will reimburse  the  Indemnified  Party  promptly and  periodically  for the costs of defending against the Claim (including reasonable attorneys' fees and expenses), and (iii)  the  Indemnifying  Party  will  remain  responsible  for any  Adverse
Consequences  the Indemnified  Party may suffer resulting from or arising out of the Claim.

          (f) For purposes of this Article 5,  including  the  determination  of
Claims by any Indemnified  Party, any and all references to a "Material  Adverse
Effect" or "material" limitations or limitations as to "Knowledge",  while being taken into  account  for  purposes  of  determining  whether a Claim for Adverse
Consequences exists, shall be disregarded for purposes of calculating the amount of said  Claim.  For  purposes of  calculating  the  monetary  amount of Adverse
Consequences  for which any  Claim  may be made,  a credit  will be given to the extent of any  insurance  recovery,  recovery from any other party alleged to be responsible  therefor,  or Tax benefit  received by the  Indemnified  Party,  in respect of such Adverse Consequences.  Each Indemnified Party shall use its best efforts to collect any amounts available under such insurance  coverage and from such other party alleged to have  responsibility  and to realize any Tax benefit with respect to any Adverse  Consequences.  If the amount to be netted hereunder from any payment  required  under  Sections  5.1(a) or 5.1(b) is received  after payment by the Indemnifying Party of any amount otherwise required to be paid to an  Indemnified  Party pursuant to this Article 5, the  Indemnified  Party shall repay to the  Indemnifying  Party,  promptly after receipt,  any amount that the
Indemnifying Party would not have had to pay pursuant to this Article 5 had such determination been made at the time of such payment.

          (g) Each Indemnified  Party shall be obligated to use its commercially reasonable  efforts to mitigate the monetary amount of any Adverse  Consequences for which it is entitled to seek indemnification  hereunder, and an indemnifying party  shall not be  required  to make any  payment to an  Indemnified  Party in respect of such Adverse  Consequences to the extent that such payment would have been avoided had such Indemnified  Party not failed to comply with the foregoing obligation.

          (h) The indemnities  provided for in Sections 5.1(a) and 5.1(b) hereof shall be the  exclusive  remedies  of the  parties to this  Agreement  and their respective officers,  directors,  employees,  Affiliates,  agents,  consultants, representatives,  successors  and assigns for any breach of or inaccuracy in any representation  or  warranty or any  breach,  non-fulfillment  or default in the performance of any of the covenants or agreements  contained in this  Agreement, and the parties  shall not be entitled to a rescission  of this  Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive;  provided,  however, that the  limitations  of this Section shall not apply in the case of fraud or to any breach, non-fulfillment or default in the performance of any of the covenants or agreements  contained in Article 4 of this Agreement;  provided,  further,  that nothing herein shall limit the rights of any party to seek specific  performance or injunctive or other non-monetary equitable relief.

                                       15

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          (i) Any  liability for  indemnification  under this Article 5 shall be determined  without  duplication  of  recovery  by  reason of the state of facts
giving  rise  to  such  liability   constituting  a  breach  of  more  than  one
representation, warranty, covenant or agreement.

          (j) Upon making any  indemnification  payment pursuant to this Article
5, the Indemnifying Party will, to the extent of such payment,  be subrogated to all rights of the  Indemnified  Party  against any  unaffiliated  third party in respect of the  Adverse  Consequences  to which the payment  relates;  provided, however,  that until the Indemnified  Party recovers full payment of its Adverse
Consequences,  any and all claims of the  Indemnifying  Party  against  any such unaffiliated  third party on account of said  payment are hereby made  expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof,  each such Indemnified  Party and  Indemnifying  Party will duly execute upon request all  instruments  reasonably  necessary to evidence and perfect the above-described subrogation and subordination rights.

          (k)   Notwithstanding   anything   herein   to   the   contrary,   the
representations and warranties under this Agreement shall survive until the date that is eighteen (18) months following the date of this Agreement, and no action or claim for Adverse Consequences resulting from any misrepresentation or breach of warranty shall be brought or made thereafter; provided, however, that (i) any of the representations and warranties  contained in Sections 2.2, 2.3, 2.4, 2.5,
2.19,  2.20,  2.22,  3.1, 3.2 and 3.4 shall survive  indefinitely;  and (ii) any claims  which has been  properly  asserted  pursuant to Section 5.1 prior to the expiration  of the survival  period,  shall  survive until such claim is finally resolved and satisfied.  The covenants contained in this Agreement shall survive the Closing indefinitely.

     5.4 Determination and Payment of Claims.

          (a) After the giving of any Claim Notice pursuant  hereto,  the amount of any Claim for which an Indemnified Party shall be entitled to indemnification under this Article 5 shall be determined:  (i) by the written  agreement between the Indemnified  Party and the Indemnifying  Party; (ii) by a judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the
Indemnified Party and the Indemnifying Party shall agree. All amounts due to the
Indemnified  Party as so finally  determined  shall be paid within five (5) days after such final determination.

          (b) All payments made by Seller to any  Indemnified  Party pursuant to
Section  9.1(b) shall be treated as an  adjustment  to the Purchase  Price.  The aggregate  amount of any and all  Claims  payable to Buyer may be  recouped  and set-off by Buyer  against  any  Subsequent  Payment  Amount  hereunder,  without limiting any other rights or remedies of Buyer.  In the event that the amount of any Claim made by Buyer prior to the date on which any Subsequent Payment Amount would otherwise be due and payable remains  unresolved on such date, Buyer shall be entitled to withhold from such  Subsequent  Payment Amount an amount equal to the aggregate  amount of all such unresolved  Claims,  and to recoup and set-off against  such  withheld  amounts  the full  amount  of such  Claims  as  finally determined pursuant to Section 5.4(a),  without interest.  In the event that the aggregate amount of all such Claims are finally  determined  pursuant to Section
5.4(a) to be less than the amount of the Subsequent  Payment Amounts so withheld by Buyer,  Buyer shall pay the  difference  to Sellers  within five (5) Business
Days after such final determination.

                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1 Publicity.  From the date of this Agreement,  neither Buyer, on the one hand,  nor the Company or any  Seller,  on the other  hand,  shall,  without the written  approval  of  the  other,  make  any  press

                                       16

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release or other public announcement concerning the transactions contemplated by this  Agreement,  except as and to the extent  that any such  Party  shall be so obligated  by  applicable  Law,  in which case such Party  shall allow the other
Parties  reasonable  time to comment on such  release  or  announcement  and the
Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued;  provided,  however,  that the foregoing shall not preclude  communications or disclosures necessary to implement the provisions of this  Agreement  or to comply with any Law or any rules and  regulations  of the
Securities and Exchange Commission.

          6.2 Expenses. Except as otherwise provided herein, each Party will pay all costs and  expenses  incident to its  negotiation  and  preparation  of this
Agreement  and to  its  performance  and  compliance  with  all  agreements  and conditions  contained  herein  on its part to be  performed  or  complied  with, including  the fees,  expenses and  disbursements  of its counsel,  accountants, advisors and consultants.

          6.3 Notices. All notices or other communications required or permitted hereunder  shall be in writing and shall be deemed given or  delivered  (a) when delivered  personally,  against  written  receipt,  (b) if sent by registered or certified mail,  return receipt requested  postage prepaid,  when received,  (c)
when delivered by a nationally recognized overnight courier service, prepaid, or
(d) when  received by  facsimile  transmission,  if confirmed by the other means described in clauses (a), (b), or (c), and shall be addressed as follows:

          If to the Company, to:

                         PipeFire, LLC
                         973 Emerson Parkway, Suite C
                         Greenwood, Indiana 46143
                         Attn: Anthony Ebeyer
                         Facsimile: (317) 882-8443

          If to any Seller, to the address for such Seller, and to the attention of such Seller's Primary Beneficial Owner, as set forth on Exhibit A.

          If to Buyer, to:

                         NovaStar Financial, Inc.
                         8140 Ward Parkway, Suite 300
                         Kansas City, Missouri 64114
                         Attn: W. Lance Anderson
                         Facsimile: (816) 627-5877

          with a copy to:

                         Husch Blackwell Sanders LLP
                         4801 Main Street, Suite 1000
                         Kansas City, MO 64112
                         Attention: James G. Goettsch
                         Fax:  (816) 983-8080

     6.4 Entire Agreement.  This Agreement,  including the initial paragraph and the recitals to this  Agreement and all Schedules and Exhibits  attached to this
Agreement,  each of which are made a part of this  Agreement by this  reference, constitutes the entire  understanding  of the Parties,  and supersedes any prior agreements or understandings,  written or oral, between the Parties with respect to the  subject

                                       17

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matter of this  Agreement.  No  supplement,  modification  or  amendment of this
Agreement shall be binding unless executed in writing by all of the Parties.  No waiver of any of the  provisions  of this  Agreement  shall be deemed,  or shall constitute,  a waiver of any other provision,  whether or not similar, nor shall any waiver  constitute a continuing  waiver.  No waiver shall be binding  unless executed in writing by the Party making the waiver.

     6.5  Limitation  on Third  Party  Benefit.  Except as  otherwise  expressly provided in this  Agreement  with respect to Affiliates  of a Party,  nothing in this Agreement is intended or shall be construed to confer upon any Person other than the  Parties  hereto any right,  remedy or claim under or by reason of this
Agreement.

     6.6 Succession and  Assignment.  This Agreement  shall be binding upon, and inure to the benefit of, the Parties and their  representatives,  successors and permitted  assigns.  None of the Parties may assign either this Agreement or any of the rights,  interests or  obligations  hereunder  without the prior  written approval of the other Parties;  provided,  however, that Buyer may assign any or all of its  rights and  interests  under  this  Agreement  to one or more of its
Affiliates,  provided  that no such  assignment  shall  relieve  Buyer  from any obligations or liabilities under this Agreement.

     6.7 Governing  Law.  This  Agreement  and any disputes  hereunder  shall be governed by and  construed in  accordance  with the laws of the State of Indiana without  giving  effect  to any  choice or  conflict  of law  provision  or rule
(whether of the State of Indiana or any other jurisdiction) that would cause the application  of laws of any  jurisdiction  other  than  those  of the  State  of
Indiana. Each Party hereby consents to the jurisdiction of the federal and state courts of the State of Indiana and of the federal and state  courts of the State of  Missouri  for  purposes  of any action  that may be  brought to enforce  any provision of this  Agreement,  which  jurisdiction  shall be exclusive as to the federal and state courts of any State other than Indiana and Missouri.

     6.8 Counterparts;  Exchange by Electronic Transmission.  This Agreement may
be  executed  in two or more  counterparts,  each of which  shall be  deemed  an original,  but which together shall constitute one and the same instrument.  The
Parties may execute this Agreement and all other agreements, and other documents contemplated  by this Agreement and exchange  counterparts  of such documents by means of facsimile  transmission  or electronic  mail and the Parties agree that the receipt of such executed  counterparts  shall be binding on such Parties and shall be construed as originals.

     6.9 Specific Performance.  Each of the Parties acknowledges and agrees that the other  Parties  would be  damaged  irreparably  in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly,  each of the Parties  agrees that any other Party shall be entitled to an  injunction  or  injunctions  to prevent breaches of the  provisions of this Agreement and to enforce  specifically  this
Agreement and the terms and  provisions  hereof in any action  instituted in any court of the United States or any other state thereof having  jurisdiction  over the parties in the matter, in addition to any other remedy  (including  monetary damages) to which it may be entitled, at law or in equity.

                                   ARTICLE 7
                                  DEFINITIONS

     7.1 Certain  Definitions.  As used in this  Agreement,  the following terms shall have the respective meanings ascribed to them in this Section:

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          (a)  "Adverse  Consequences"  means all actions,  suits,  proceedings, hearings,  investigations,  charges,  claims,  injunctions,  judgments,  orders, decrees, damages, losses, penalties, costs, amounts paid in settlement and fees, including court costs and reasonable attorneys' fees and expenses.

          (b) "Affiliate" of any Person means any Person, directly or indirectly controlling,  controlled by or under common  control with such Person or related by blood, marriage or adoption to such Person.

          (c) "Amended Articles" has the meaning specified in Section 4.1(a).

          (d) "Amended Operating Agreement" has the meaning specified in Section
4.1(b).

          (e)  "Business"  has the  meaning  specified  in the  recitals to this
Agreement.

          (f) "Claim" has the meaning specified in Section 5.3(b).

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h)  "Company" has the meaning  specified in the initial  paragraph of this Agreement.

          (i) "Direct Owner" has the meaning  specified in the initial paragraph of this Agreement.

          (j)  "Employee  Benefit  Plan" has the  meaning  specified  in Section
2.17(a).

          (k) "ERISA" means the employee Retirement Income Security Act of 1974, as amended.

          (l) "Financial  Statements"  or "Financial  Statement" has the meaning specified in Section 2.7.

          (m)  "GAAP"  means  United  States   generally   accepted   accounting
principles consistently applied as in effect from time to time.

          (n) "Governmental  Authority" means any U.S. federal,  state, local or foreign court or governmental or regulatory agency or authority.

          (o) "Indemnified Party" has the meaning specified in Section 5.3(b).

          (p) "Indemnifying Party" has the meaning specified in Section 5.3(b).

          (q)  "Initial  Payment  Amount" has the meaning  specified  in Section
1.2(a).

          (r)  "Intellectual  Property"  means  with  regard  to  a  Person  all intellectual property of that Person including (i) means all inventions (whether patentable  or  unpatentable  and  whether  or not  reduced  to  practice),  all
improvements   thereto,   and  all  patents,   patent  applications  and  patent
disclosures,  together with all  reissuances,  continuations,  continuations  in part, revisions,  extensions and reexaminations thereof, and statutory invention registrations;  (ii) all trademarks, service marks, trade dress, logos, slogans, trade names and corporate names and rights in telephone  numbers,  together with all  abbreviations,  translations,  adaptations,  derivations  and  combinations thereof and including all goodwill  associated  therewith,  and all applications and registrations and renewals in connection therewith;  (iii) all copyrightable works of  authorship,  all copyright  protection  therein and all  applications, registrations and

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renewals in  connection  therewith;  (iv) all rights in  internet  web sites and internet domain names;  (v) all mask works and all  applications,  registrations and renewals in  connection  therewith;  (vi) all  confidential  or  proprietary information,  including  research  and  development,  know how,  trade  secrets, formulas,  compositions,  manufacturing and production processes and techniques, technical data, designs, drawings, specifications,  customer and supplier lists, pricing and cost  information  and business and marketing  plans and  proposals;
(vii) all rights in telephone numbers;  (viii) all other property rights created through  intellectual  or  discovery  efforts;  and (ix) all copies and tangible embodiments of any or all of the above (in whatever form or medium).

          (s)  "Knowledge  of the  Sellers"  means the actual  knowledge  of any
Seller, in each case after reasonable investigation,  which shall include review of each such  Person's  own  records  and  inquiry of those  employees  who have primary responsibility for the specific matter at issue.

          (t)  "Law"  means  any  federal,  state,  local,  municipal,  foreign, international,  multinational  or other  constitution,  statute,  treaty,  code, ordinance, principle of common law or other law (including any rule, regulation, plan,  injunction,  judgment,  order,  decree,  ruling or charge  thereunder  or related thereto).

          (u)  "Liability"  means  any  liability  of  any  kind,  character  or description (whether known or unknown,  whether asserted or unasserted,  whether absolute  or  contingent,  whether  accrued or  unaccrued,  whether  disputed or undisputed,  whether  secured or unsecured,  whether  joint or several,  whether vested or unvested, whether liquidated or unliquidated, whether due or to become due, or whether executory, determined, determinable, or otherwise).

          (v) "Lien" means any charge, claim,  equitable interest,  community or other marital property interest, security interest,  conditional sale agreement, mortgage,  indenture, deed of trust, security agreement, pledge,  hypothecation, option, restriction,  encroachment, easement, servitude, right of first refusal, condition or other lien, encumbrance or defect of title of any kind or nature.

          (w) "Majority  Seller" means A.R. Ebeyer  Diversified  Investments LLC and Anthony R. Ebeyer, jointly and severally.

          (x) "Material Adverse Effect" means any effect or change that would be materially  adverse  to  the  business,  operations,  conditions  (financial  or otherwise),  operating  results,  prospects  or  earnings  of the Company or any
Subsidiary, the Business, or any of assets of the Company or of any Subsidiary.

          (y) "Material Contract" has the meaning specified in Section 2.15(b).

          (z) "Membership Interest" means the entire interest of a Person in the
Company, including, without limitation, such Person's right to vote as a member,
Units, and right to receive profits, losses, distributions or any other economic benefits from the Company.

          (aa) "Net Income" means,  for each applicable  calendar month, the net income (or loss) of Company for such month, in accordance  with GAAP;  provided, however,  that there shall be excluded  from Net Income:  (i) any  aggregate net gain or loss during such period  arising from the sale or other  disposition  of capital assets; (ii) any losses resulting from any write-down of any assets that is not  required  by  GAAP;  and  (iii)  any net  income  or  gain or loss  from extraordinary items other than discontinued operations.

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          (bb) "Party" or  "Parties"  means  Buyer,  the Company,  or any of the
Sellers, individually or collectively, as applicable.

          (cc) "Person" means an individual,  a  corporation,  a partnership,  a
limited   liability  company  or  partnership,   an  association,   Governmental
Authority, a trust or other entity or organization.

          (dd) "Pre-Tax Income" means,  for each applicable  calendar month, the sum  of  Net  Income  for  such  month  plus,  to  the  extent  deducted  in the determination  of Net Income for such month,  (i) the amount of all income taxes and amortization of goodwill,  plus (ii) the amount of any distributions made in respect of  Membership  Interests in the  Company,  plus (iii) the amount of any fees,  salaries,  wages,  bonuses  or  other  compensation  paid  to  employees, representatives, agents or consultants of the Company or of any Affiliate of the
Company,  except  in the  ordinary  course  of  business.  For  purposes  of the foregoing,  the amount of compensation  paid at market-based or cost-based rates for services  rendered shall be deemed to be an amount in the ordinary course of business. In addition, for purposes of determining Net Income and Pre-Tax Income for any  calendar  month,  any  expenses  paid at a time  inconsistent  with the
Company's contractual  obligations and previously existing payment practices, if any,  with  respect  thereto  shall not be deemed to have been paid at such time and,  instead,  shall be deemed to have been paid at the time that such  payment would have been made under such  contractual  obligations  and existing  payment practices.

          (ee)  "Primary  Beneficial  Owner" has the  meaning  specified  in the initial paragraph of this Agreement.

          (ff) "Purchase Price" has the meaning specified in Section 1.2.

          (gg) "Purchased Interest" has the meaning specified in Section 1.1.

          (hh)  "Second  Payment  Amount" has the meaning  specified  in Section
1.2(b).

          (ii)  "Securities  Act" means the  Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          (jj)  "Seller" or "Sellers"  has the meaning  specified in the initial paragraph of this Agreement.

          (kk) "Subsequent Payment Amounts" has the meaning specified in Section
1.2.

          (ll) "Subsidiary" has the meaning specified in Section 2.4.

          (mm) "Tax Returns" has the meaning specified in Section 2.19(a).

          (nn) "Taxes" means all federal,  state, local or foreign income, gross
receipts,  license,  employment,   payroll,  withholding,  Social  Security  (or
similar),  unemployment,  severance,  premium, disability,  excise, value-added, accumulated earnings, windfall profit, net worth, alternative or add-on minimum,
estimated,   sales,  use,   transfer,   registration,   real  property,   stamp,
environmental  (including taxes under Code ss.59A),  personal property,  use and occupancy, business and occupation,  maritime, mercantile, tariff, custom, duty, capital stock, franchise, gift or estate and all other taxes, fees, assessments,
levies,  tariffs,   charges  or  duties  of  any  kind,  character,   nature  or
description, including any interest, penalties or additions thereto.

          (oo)  "Third  Payment  Amount" has the  meaning  specified  in Section
1.2(c).

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          (pp) "Unit" means the right of any Person to vote on matters submitted to the members of the Company at a meeting of the Company or by written consent.

     7.2 Legal Counsel. Majority Seller engaged Baker & Daniels LLP to represent
Majority  Seller in connection  with the  preparation  of this Agreement and the documents related hereto,  the employment  agreement between Majority Seller and
the  Company,   and  the  Company's   amendments  to  its  operating   agreement
(collectively,  the "Related Agreements").  Baker & Daniels LLP was not, and has
not been engaged, to provide legal counsel to any person other than the Majority
Seller.  Each Primary  Beneficial  Owner and Direct Owner  hereby:  (a) approves
Baker & Daniels LLP's  representation  of Majority  Seller in the preparation of the Related Agreements;  (b) acknowledges that no legal counsel has been engaged by Majority Seller to protect or otherwise  represent the interests of the other
Primary  Beneficial  Owners or Direct  Owners,  that Baker & Daniels LLP has not been  engaged by any party  other than the  Majority  Seller and that  actual or potential  conflicts  of interest  may exist among the  Majority  Seller and the other  Primary  Beneficial  Owners  and  Direct  Owners in  connection  with the preparation  of the  Related  Agreements  (with the  consequence  that the other
Primary  Beneficial  Owners' and Direct Owners'  interests may not be vigorously represented  unless each such other  Primary  Beneficial  Owner and Direct Owner engages his, her or its own legal counsel,  respectively);  and (c) acknowledges further that he, she or it has been afforded the  opportunity to engage and seek the advice of his, her or its own legal counsel before entering into the Related
Agreements.

     7.3 Rules of  Construction.  All  references  to any Law shall be deemed to include  any  amendments  thereto,  and any  successor  Law,  unless the context otherwise  requires.  "Including" means "including without  limitation" and does not limit the preceding  words or terms.  The word "or" is used in the inclusive sense of "and/or".  The singular  shall include the plural and vice versa.  Each word of gender  shall  include  each  other  word of gender as the  context  may require.  References to "Articles"  or "Sections" or  "Schedules"  or "Exhibits"
shall mean  Articles or  Sections of this  Agreement  or  Schedules  or Exhibits attached to this Agreement,  unless otherwise expressly indicated.  The title of each Article and the headings or titles  preceding  the text of the Sections are inserted solely for convenience of reference, and shall not constitute a part of this  Agreement.  The Parties  have each  participated  in the  negotiation  and drafting of this  Agreement.  In the event an ambiguity or question of intent or interpretation  arises,  this Agreement shall be construed as if drafted jointly by the Parties  and no  presumption  or burden of proof shall arise  favoring or disfavoring  any Party by virtue of the  authorship of any of the  provisions of this Agreement.

      [Remainder of page intentionally left blank; signature page follows.]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                BUYER:                 NOVASTAR FINANCIAL, INC.

                                       By:  /s/ Rodney Schwatken
                                           -------------------------------------
                                           Rodney Schwatken, Chief Financial
                                           Officer

                COMPANY:               PIPEFIRE, LLC

                                       By:  /s/ Anthony R. Ebeyer
                                          --------------------------------------
                                          Anthony R. Ebeyer, President and CEO

                SELLERS:               A. R. EBEYER DIVERSIFIED
                                       INVESTMENTS LLC

                                       By:  /s/ Anthony R. Ebeyer
                                          --------------------------------------

                                       Name:  Anthony R. Ebeyer
                                            ------------------------------------

                                       Title:  President
                                             -----------------------------------

                                       /s/ Anthony R. Ebeyer
                                       -----------------------------------------
                                       Anthony R. Ebeyer

                                       B H HURST, INC.

                                       By:  /s/ Thomas R. Hurst
                                          --------------------------------------

                                       Name:  Thomas R. Hurst
                                            ------------------------------------

                                       Title:  President
                                             -----------------------------------

                                       /s/ Thomas R. Hurst
                                       -----------------------------------------
                                       Thomas R. Hurst

                                                                  EXECUTION COPY

                                       BARK INVESTMENTS, INC.

                                       By:  /s/ Chad Barker
                                          --------------------------------------

                                       Name:  Chad Barker
                                            ------------------------------------

                                       Title:  President
                                             -----------------------------------

                                       /s/ Chad W. Barker
                                       -----------------------------------------
                                       Chad W. Barker

                                       M & A PROFESSIONAL SERVICES, INC.

                                       By:  /s/ Michael J. Floyd
                                          --------------------------------------

                                       Name:  Michael J. Floyd
                                            ------------------------------------

                                       Title:  President
                                             -----------------------------------

                                       /s/ Michael J. Floyd
                                       -----------------------------------------
                                       Michael J. Floyd

                                       CACTUS GRAPHICS, INC.

                                       By:  /s/ Jeffrey R. Gannaway
                                          --------------------------------------

                                       Name:  Jeffrey R. Gannaway
                                            ------------------------------------

                                       Title:  CEO
                                             -----------------------------------

                                       /s/ Jeffrey R. Gannaway
                                       -----------------------------------------
                                       Jeffrey R. Gannaway

                                       BROWN & ASSOCIATES, INC.

                                       By:  /s/ Brian D. Brown
                                          --------------------------------------

                                       Name:  Brian D. Brown
                                            ------------------------------------

                                       Title:  President
                                             -----------------------------------

                                       /s/ Brian D. Brown
                                       -----------------------------------------
                                       Brian D. Brown

                                       WRIGHT DIVERSIFIED INVESTMENTS, INC.

                                       By:  /s/ James C. Wright
                                          --------------------------------------

                                       Name:  James C. Wright
                                            ------------------------------------

                                       Title:  President
                                             -----------------------------------

                                       /s/ James C. Wright
                                       -----------------------------------------
                                       James C. Wright